Exhibit 10.4

AMENDMENT NO. 1

TO

EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (the “Amendment”), dated as of April 15, 2003, is by and among Elgar Holdings, Inc., a Delaware corporation (“Holdings”), Elgar Electronics Corporation, a California corporation and a wholly owned subsidiary of Holdings (“EEC”), and John P. Mei (“Executive”).

RECITALS

WHEREAS, Executive, Holdings and EEC are party to an Employment Agreement, dated as of December 30, 2002 (the “Employment Agreement”);

WHEREAS, Section 4.5 of the Employment Agreement obligates Executive to purchase from Holdings, and Holdings to issue and sell to Executive, 150,000 shares of the common stock of Holdings at a purchase price of $0.05 per share, with such sale and purchase to take place on or about February 28, 2003;

WHEREAS, by agreement of Executive, Holdings and EEC, the sale and purchase of those shares has not yet occurred; and

WHEREAS, Executive, Holdings and EEC desire to amend the Employment Agreement to delete therefrom Section 4.5 in its entirety.

AGREEMENT

NOW THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.             Amendment of Section 4.5.  Section 4.5 of the Agreement is hereby amended, superseded and replaced in its entirety by the following:

“4.5.       [intentionally omitted]”

2.             Waiver.  Each of the parties hereto expressly acknowledges and agrees that no other party hereto was in breach of the Employment Agreement because the sale and purchase of shares pursuant to Section 4.5 of the Employment Agreement was not consummated prior to the date of this Amendment.

3.             Governing Law.  This Agreement shall be interpreted, construed, governed and enforced in accordance with the laws of the State of Delaware.

4.             Counterparts.  This Agreement may be executed in one or more counterpart copies, each of which shall be deemed to be an original and all of which taken together shall be deemed one and the same instrument.

5.             No Further Amendment.  Except as amended hereby, the Employment Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, Holdings and EEC have caused this Agreement to be executed on their behalf by their duly authorized officers and Executive has executed the same as of the day and year first above written.

ELGAR HOLDINGS, INC.

By:	/s/ Donald Glickman
Donald Glickman Chairman of the Board and Vice President

ELGAR ELECTRONICS CORPORATION

By:	/s/ Donald Glickman
Donald Glickman Chairman of the Board and Vice President

/s/ John P. Mei
John P. Mei